                                                                    Exhibit R(4)



                                     CONSENT

     I hereby consent to the use of my Certificate dated August, 2003 in the Prospectus included in the Registration Statement or amendment thereto filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission.



                               By  /s/ Stephen R. Rochester
                                   ------------------------------------
                                   Stephen R. Rochester
                                   Chief Executive
                                   Queensland Treasury Corporation

Date:  November 13, 2003